Exhibit 23


                          INDEPENDENT AUDITORS' CONSENT



Board of Directors and Shareholders
Ridgestone Financial Services, Inc.

We consent to the incorporation by reference in the Registration Statements of Ridgestone Financial Services, Inc. on Form S-8 (File No. 333-28299 and File No. 333-52323) of our report dated January 27, 2000, on our audit of the consolidated financial statements for the year ended December 31, 1999, which report is included in this Annual Report on Form 10-KSB.

                                    VIRCHOW, KRAUSE & COMPANY, LLP


                                    /s/ Virchow, Krause & Company, LLP
                                    --------------------------------------------

Milwaukee, Wisconsin
March 15, 2000